UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SSR MINING INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

May 17, 2024
6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237

SUPPLEMENT TO THE
PROXY STATEMENT DATED APRIL 12, 2024
AS AMENDED ON MAY 15, 2024

FOR THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF
SSR MINING INC.
TO BE HELD ON MAY 23, 2024

The following information herein supplements (the “Supplement”) the definitive proxy statement on Schedule 14A filed by SSR Mining Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on April 12, 2024, as amended on May 15, 2024 (the “Proxy Statement”) and made available to the Company’s shareholders in connection with the solicitation of proxies on behalf of the board of directors of the Company (the “Board”) relating to the Company’s 2024 Annual and Special Meeting (the “Annual Meeting”) of holders of common shares (“Shareholders”) scheduled to be held virtually on May 23, 2024 at 10:00 a.m. MDT (Denver), and any adjournment or postponement thereof.

This Supplement is being filed with the SEC and made available to shareholders on or about May 17, 2024. Capitalized terms used in this Supplement that are not otherwise defined in this Supplement have the meanings given to them in the Proxy Statement. The information disclosed in the Proxy Statement remains in full force.

The Proxy Statement includes a proposal (Proposal No. 3) to approve the Company’s 2024 Share Compensation Plan (the “Plan”). The Company seeks to clarify the following with respect to the Plan:

•The maximum number of Common Shares (as defined in the Plan) issued to Insiders (as defined in the Plan) within any one (1) year period and issuable to Insiders in the aggregate under all of the Company's security based compensation arrangements (referred to as the “Aggregate Plans” in the Plan), will not exceed 3.75% of the total number of Outstanding Common Shares (as defined in the Plan).

•The maximum number of shares issuable under the Plan will not exceed 5,000,000 Common Shares.

•The Company shall have the authority to continue granting share units under the Plan until May 23, 2027, which is the date that is three (3) years from the date of the Annual Meeting.

If information in this Supplement differs from or updates information contained in the Proxy Statement, then the information in this Supplement supersedes the different information contained in the Proxy Statement.

This Supplement should be read with the Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as each contains information that is important to your decisions in voting at the Annual Meeting. From and after the date of this Supplement, any references to the Proxy Statement will be deemed to include the Proxy Statement as supplemented hereby. This Supplement does not reflect events occurring after April 12, 2024 or modify or update disclosures that may have been affected by subsequent events.

IMPORTANT INFORMATION

The proxy card and voting instruction form distributed or presented online with the Proxy Statement remain valid, and neither new voting instructions nor new proxy cards will be distributed.

If you have already submitted your proxy, or if you have already provided your voting instructions in the manner prescribed by your broker, bank, or other agent, you do not need to take any action unless you wish to change your vote. If you wish to change your vote, you may change your proxy or voting instructions by following the instructions in the Proxy Statement in the “General Voting Matters—Revoking a Proxy,” “Voting Instructions—Revoking your Proxy” and “Voting Instructions—Revocation of Voting Instruction Forms and Proxies” sections of the Proxy Statement.

Shareholders of record as of the close of business on March 28, 2024 are entitled to vote at the Annual Meeting or any adjournments or postponements thereof. If you are such a shareholder of record, we encourage you to vote as soon as possible so that your shares are represented at the Annual Meeting.

If you are a Shareholder as of the Record Date, you may vote during the Annual Meeting by (i) attending the Annual Meeting virtually and following the instructions attached as “Appendix C” to the Proxy Statement, (ii) or by proxy (x) over the Internet at www.investorvote.com (for Registered Shareholders) or www.proxyvote.com (for Non-Registered Shareholders); (y) by phone by calling 1-866-732-VOTE (8683) from a touch-tone phone (for Registered Shareholder) or calling the toll-free number listed on your voting instruction form (“VIF”) from a touch tone phone (for non-Registered Shareholders); or (z) by signing and returning the form of proxy or voting instruction form. For Registered Shareholders, the proxy must be deposited with Computershare by no later than 5:00 p.m. MDT (Denver) on May 21, 2024, or if the meeting is adjourned or postponed, not less than two (2) business days before the commencement of such adjourned or postponed meeting. If you are a Non-Registered Holder (other than a holder of CHESS depositary interests in Australia), and have received the proxy-related materials through your broker, custodian, nominee or other intermediary, please complete and return the VIF provided to you by your broker, custodian, nominee or other intermediary in accordance with the instructions provided therein.

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